Exhibit 4.1

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 9, 2016 (the “Effective Date”), is by and among EXCO Resources, Inc., a Texas corporation (the “Company”), the Subsidiary Guarantors (as defined in the Indenture below) from time to time party hereto, and Wilmington Trust Company, a Delaware trust company, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has previously issued its 8.500% Senior Notes due 2022 in the initial aggregate principal amount of $500 million (the “2022 Debt Securities”) under the Third Supplemental Indenture dated as of April 16, 2014 (the “Third Supplemental Indenture”) to the Indenture dated as of September 15, 2010 (the “Base Indenture,” and as supplemented by the Third Supplemental Indenture, the “Indenture”);

WHEREAS, under Section 8.03 of the Third Supplemental Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend the Third Supplemental Indenture as it relates to the 2022 Debt Securities with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding 2022 Debt Securities excluding any 2022 Debt Securities held by the Company or its Affiliates (including consents obtained in connection with a tender offer for the 2022 Debt Securities);

WHEREAS, Holders of at least a majority in aggregate principal amount of the 2022 Debt Securities outstanding (excluding any 2022 Debt Securities held by the Company or its Affiliates) consented to the amendments set forth herein in connection with that certain Offer to Purchase and 2022 Notes Consent Solicitation Statement of the Company regarding solicitation of consents relating to the 2022 Debt Securities provided to Holders on July 27, 2016 and the related Letter of Transmittal and Consent (as amended, modified or supplemented from time to time and together with any ancillary documents related thereto, the “Tender Offer and Consent Solicitation Documents”);

WHEREAS, this Supplemental Indenture is authorized by Section 8.03 of the Third Supplemental Indenture;

WHEREAS, the Company has furnished the Trustee with an Officer’s Certificate and an Opinion of Counsel complying with the requirements of Sections 102 and 103 of the Base Indenture and Section 8.07 of the Third Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee and a valid amendment to the Indenture have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of the Notes, as follows:

SECTION 1. Capitalized Terms. Initially capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

SECTION 2. Amendments to Indenture.

2.01 The definition of “Credit Facilities” set forth in Section 2.02 of the Third Supplemental Indenture is hereby amended in its entirety to read as follows in the Third Supplemental Indenture:

“Credit Facilities” means with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including the Credit Agreement), or other financing arrangements (including commercial paper facilities, notes or indentures) providing for revolving credit loans, term loans, notes, production payments, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, capital markets financings or other long-term indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.”

SECTION 3. Effectiveness. Subject to the following sentence, this Supplemental Indenture shall become effective on the Effective Date, and the Indenture and the 2022 Debt Securities shall be supplemented in accordance herewith. Notwithstanding the foregoing, the amendment to the Indenture provided for in Section 2 hereof shall become operative only upon the Company’s notification of the Trustee that amounts payable by the Company pursuant to the Tender Offer and Consent Solicitation Documents have been deposited with the tender agent on the first Payment Date (as defined in the Tender Offer and Consent Solicitation Documents).

SECTION 4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Every reference in the Indenture to the Indenture shall hereby be deemed to mean the Indenture as supplemented by this Supplemental Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of 2022 Debt Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

SECTION 7. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of the provisions hereof.

SECTION 8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors.

[Remainder of page intentionally left blank;

Signature pages follow.]

IN WITNESS WHEREOF, the parties below have caused this Sixth Supplemental Indenture to be duly executed as the date first written above.

ISSUER:

EXCO RESOURCES, INC.

By:	/s/ Justin Clarke
Justin Clarke
Vice President, General Counsel and Secretary

SUBSIDIARY GUARANTORS:

EXCO SERVICES, INC.

By:	/s/ Justin Clarke
Justin Clarke
Vice President, General Counsel and Secretary

EXCO PARTNERS GP, LLC

By:	/s/ Justin Clarke
Justin Clarke
Vice President, General Counsel and Secretary

EXCO GP PARTNERS OLD, LP

By:	EXCO PARTNERS GP, LLC,
its General Partner

By:	/s/ Justin Clarke
Justin Clarke
Vice President, General Counsel and Secretary

EXCO PARTNERS OLP GP, LLC

By:	/s/ Justin Clarke
Justin Clarke
Vice President, General Counsel and Secretary

[Signature Page to Sixth Supplemental Indenture]

EXCO OPERATING COMPANY, LP

By:	EXCO PARTNERS OLP GP, LLC, its general partner

By:	/s/ Justin Clarke
Justin Clarke
Vice President, General Counsel and Secretary

EXCO MIDCONTINENT MLP, LLC

By:	/s/ Justin Clarke
Justin Clarke
Vice President, General Counsel and Secretary

EXCO HOLDING (PA), INC.

By:	/s/ Justin Clarke
Justin Clarke
Vice President, General Counsel and Secretary

EXCO PRODUCTION COMPANY (PA), LLC

By:	/s/ Justin Clarke
Justin Clarke
Vice President, General Counsel and Secretary

EXCO PRODUCTION COMPANY (WV), LLC

By:	/s/ Justin Clarke
Justin Clarke
Vice President, General Counsel and Secretary

EXCO EQUIPMENT LEASING, LLC

By:	/s/ Justin Clarke
Justin Clarke
Vice President, General Counsel and Secretary

[Signature Page to Sixth Supplemental Indenture]

EXCO RESOURCES (XA), LLC

By:	/s/ Justin Clarke
Justin Clarke
Vice President, General Counsel and Secretary

EXCO LAND COMPANY, LLC

By:	/s/ Justin Clarke
Justin Clarke
Vice President, General Counsel and Secretary

EXCO HOLDING MLP, INC.

By:	/s/ Justin Clarke
Justin Clarke
Vice President, General Counsel and Secretary

[Signature Page to Sixth Supplemental Indenture]

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ W. T. Morris II
W. Thomas Morris II
Vice President

[Signature Page to Sixth Supplemental Indenture]